Exhibit 99.1

The Chefs’ Warehouse, Inc. Reports Second Quarter 2013 Financial Results

Net Sales Increased 48.2%

Ridgefield, CT, August 1, 2013 – The Chefs’ Warehouse, Inc. (NASDAQ: CHEF), a premier distributor of specialty food products in the United States, today reported financial results for its second quarter ended June 28, 2013.

Financial highlights for the second quarter of 2013 compared to the second quarter of 2012:

•	Net sales increased 48.2% to $170.2 million for the second quarter of 2013 from $114.8 million for the second quarter of 2012.
•	Earnings per diluted share available to common stockholders was $0.25 for the second quarter of 2013 compared to $0.21 for the second quarter of 2012.
•	Modified pro forma earnings per diluted share available to common stockholders[1] was $0.26 for the second quarter of 2013 compared to $0.23 for the second quarter of 2012.
•	Adjusted EBITDA[1] increased 41.5% to $13.6 million for the second quarter of 2013 from $9.6 million for the second quarter of 2012.

“The second quarter was in line with our expectations as we continued to see sequential improvement from our customers this quarter,” said Chris Pappas, chairman and chief executive officer of The Chefs’ Warehouse, Inc. “We also continued to successfully integrate our Michael’s, Queensgate and Qzina acquisitions and are optimistic that our strong pipeline of acquisition candidates interested in becoming part of The Chefs’ Warehouse will continue to present opportunities for growth.”

Second Quarter Fiscal 2013 Results

Net sales for the quarter ended June 28, 2013 increased approximately 48.2% to $170.2 million from $114.8 million for the quarter ended June 29, 2012. The increase in net sales was primarily the result of the acquisitions of Michael’s Finer Meats, Queensgate Foodservice and Qzina Specialty Foods, as well as organic sales growth. These acquisitions contributed approximately $45.6 million, or 39.7%, to net sales growth for the quarter. Organic growth contributed the remaining approximately $9.8 million, or 8.5%, of total net sales growth. Inflation for the quarter was approximately 4.1%.

Gross profit increased approximately 44.5% to $44.0 million for the second quarter of 2013 from $30.5 million for the second quarter of 2012. Gross profit margin decreased approximately 66 basis points to 25.9% for the second quarter of 2013 from 26.5% for the second quarter of 2012, due in part to the impact on sales mix from the Michael’s acquisition.

Total operating expenses increased by approximately 50.3% to $33.0 million for the second quarter of 2013 from $22.0 million for the second quarter of 2012. As a percentage of net sales, operating expenses were 19.4% in the second quarter of 2013 compared to 19.1% in the second quarter of 2012. The increase in the Company’s operating expense ratio is attributable to increased amortization expense related to acquisitions, duplicate rent related to the Bronx, NY facility and compensation related expenses, offset in part by transportation efficiencies.

Operating income for the second quarter of 2013 was $11.1 million, compared to $8.5 million for the second quarter of 2012. As a percentage of net sales, operating income was 6.5% in the second quarter of 2013 compared to 7.4% in the prior year’s second quarter.

1 Please see the Consolidated Statements of Operations at the end of this earnings release for a reconciliation of EBITDA, Adjusted EBITDA, modified pro forma net income available to common stockholders and modified pro forma EPS to these measures’ most directly comparable GAAP measure.

Net income available to common stockholders was $5.3 million, or $0.25 per diluted share, for the second quarter of 2013 compared to $4.5 million, or $0.21 per diluted share, for the second quarter of 2012.

On a non-GAAP basis, adjusted EBITDA increased approximately 41.5% to $13.6 million in the second quarter of 2013 compared to $9.6 million in the second quarter of 2012. Modified pro forma net income available to common stockholders1 was $5.5 million and modified pro forma EPS was $0.26 for the second quarter of 2013 compared to modified pro forma net income available to common stockholders of $4.7 million and modified pro forma EPS of $0.23 for the second quarter of 2012.

2013 Guidance

The Chefs’ Warehouse, Inc. is updating its financial guidance for full year 2013.

•	Revenue between $650.0 million and $690.0 million.
•	Adjusted EBITDA between $46.5 million and $51.0 million.
•	Net income between $18.0 million and $19.8 million.
•	Net income per diluted share between $0.86 and $0.94.
•	Modified pro forma net income per diluted share between $0.90 and $0.98.

The above guidance is based upon an estimated effective tax rate of approximately 41.5% and an estimated fully diluted share count of 21.1 million shares.

Conference Call

The Company will host a conference call to discuss second quarter 2013 financial results today at 5:00 p.m. ET. Hosting the call will be Chris Pappas, chairman and chief executive officer and John Austin, chief financial officer. The conference call can be accessed live over the phone by dialing (877) 705-6003 or for international callers (201) 493-6725. A replay will be available one hour after the call and can be accessed by dialing (877) 870-5176 or for international callers (858) 384-5517; the conference ID is 417311. The replay will be available until Thursday, August 8, 2013. The call will also be webcast live from the Company’s investor relations website (http://investors.chefswarehouse.com).

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to, the Company’s sensitivity to general economic conditions, including the current economic environment, changes in disposable income levels and consumer discretionary spending on food-away-from-home purchases; the Company’s vulnerability to economic and other developments in the geographic markets in which it operates; the risks of supply chain interruptions due to lack of long-term contracts, severe weather or more prolonged climate change, work stoppages or otherwise; the risk of loss of customers due to the fact that the Company does not customarily have long-term contracts with its customers; changes in the availability or cost of the Company’s specialty food products; the ability to effectively price the Company’s specialty food products and reduce the Company’s expenses; the relatively low margins of the foodservice distribution industry and the Company’s sensitivity to inflationary and deflationary pressures; the Company’s ability to successfully identify, obtain financing for and complete acquisitions of other foodservice distributors and to successfully integrate those businesses and realize expected synergies from those acquisitions; increased fuel costs and expectations regarding the use of fuel surcharges; fluctuations in the wholesale prices of beef, poultry and seafood, including increases in these prices as a result of increases in the cost of feeding and caring for livestock; the loss of key members of the Company’s management team and the Company’s ability to replace such personnel; and the strain on the Company’s infrastructure and resources caused by its growth. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. A more detailed description of these and other risk factors is contained in the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2013 and subsequently filed quarterly reports on Form 10-Q. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

About The Chefs’ Warehouse

The Chefs’ Warehouse, Inc. (http://www.chefswarehouse.com) is a premier distributor of specialty food products in the United States focused on serving the specific needs of chefs who own and/or operate some of the nation’s leading menu-driven independent restaurants, fine dining establishments, country clubs, hotels, caterers, culinary schools and specialty food stores. The Chefs’ Warehouse, Inc. carries and distributes more than 23,200 products to more than 17,500 customer locations throughout the United States.

Contact:

Investor Relations

John Austin, (718) 684-8415

THE CHEFS’ WAREHOUSE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 28, 2013 AND JUNE 29, 2012

(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 28, 2013	June 29, 2012	June 28, 2013	June 29, 2012
Net Sales	$170,157	$114,825	$309,576	$212,894
Cost of Sales	126,115	84,354	230,380	156,374

Gross Profit	44,042	30,471	79,196	56,520

Operating Expenses	32,987	21,954	62,243	42,945

Operating Income	11,055	8,517	16,953	13,575

Interest Expense	1,903	895	3,270	1,444
Loss on Disposal of Assets	4	—	4	—

Income Before Income Taxes	9,148	7,622	13,679	12,131
Provision for Income Tax Expense	3,803	3,163	5,686	5,039

Net Income Available to Common Stockholders	$5,345	$4,459	$7,993	$7,092

Net Income Per Share Available to Common Stockholders:
Basic	$0.26	$0.22	$0.38	$0.35
Diluted	$0.25	$0.21	$0.38	$0.34

Weighted Average Common Shares Outstanding:
Basic	20,781,745	20,541,234	20,764,739	20,526,293
Diluted	21,018,602	20,884,977	21,006,260	20,876,995

THE CHEFS’ WAREHOUSE, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 28, 2013 AND DECEMBER 28, 2012

(in thousands)

	June 28, 2013 (unaudited)	December 28, 2012
Cash	$2,310	$118
Accounts receivable, net	65,507	56,694
Inventories, net	55,855	40,402
Deferred taxes, net	3,714	2,839
Prepaid expenses and other current assets	6,035	5,452

Total current assets	133,421	105,505

Restricted cash	7,587	11,008
Equipment and leasehold improvements, net	15,554	9,365
Software costs, net	214	328
Goodwill	69,073	45,359
Intangible assets, net	45,601	35,708
Other assets	3,872	2,861

Total assets	275,322	210,134

Accounts payable	44,200	33,718
Accrued liabilities	8,213	5,291
Accrued compensation	3,941	3,519
Current portion of long-term debt	7,091	5,175

Total current liabilities	63,445	47,703

Long-term debt, net of current portion	154,921	119,352
Deferred taxes, net	6,911	2,552
Other liabilities	2,581	1,245

Total liabilities	227,858	170,852

Preferred stock	—	—
Common stock	212	210
Additional paid in capital	21,530	21,006
Cumulative foreign currency translation adjustment	(337)	—
Retained earnings	26,059	18,066

Stockholders’ equity	47,464	39,282

Total liabilities and stockholders’ equity	$275,322	$210,134

THE CHEFS’ WAREHOUSE, INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENT

FOR THE TWENTY-SIX WEEKS ENDED JUNE 28, 2013 AND JUNE 29, 2012

(unaudited; in thousands)

	June 28, 2013	June 29, 2012
Cash flows from operating activities:
Net Income	$7,993	$7,092

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,573	1,382
Provision for allowance for doubtful accounts	374	344
Deferred credits	229	117
Deferred taxes	338	418
Write-off of deferred financing fees	—	237
Amortization of deferred financing fees	205	154
Stock compensation	589	360
Change in fair value of earnout	30	—
Loss on asset disposal	4	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(618)	(208)
Inventories	554	(1,680)
Prepaid expenses and other current assets	839	(515)
Accounts payable and accrued liabilities	6,917	(187)
Other assets	(209)	(7)

Net cash provided by operating activities	20,818	7,507

Cash flows from investing activities:
Capital expenditures	(3,301)	(1,968)
Cash paid for acquisitions	(54,028)	(19,548)

Net cash used in investing activities	(57,329)	(21,516)

Cash flows from financing activities:
Change in restricted cash	3,421	(2)
Proceeds from senior secured term loan	—	40,000
Proceeds from senior secured notes	100,000	—
Payment of debt	(3,565)	(29,054)
Payment of deferred financing fees	(1,201)	(1,755)
Borrowings under revolving credit line	57,200	160,758
Payments under revolving credit line	(117,200)	(155,535)
Surrender of shares to pay withholding taxes	(63)	—

Net cash provided by financing activities	38,592	14,412

Effect of foreign currency translation on cash and cash equivalents	111	—

Net increase in cash and cash equivalents	2,192	403
Cash and cash equivalents at beginning of period	118	2,033

Cash and cash equivalents at end of period	$2,310	$2,436

THE CHEFS’ WAREHOUSE, INC.

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO NET INCOME

THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 28, 2013 AND JUNE 29, 2012

(unaudited; in thousands)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 28, 2013	June 29, 2012	June 28, 2013	June 29, 2012
Net Income:	$5,345	$4,459	$7,993	$7,092
Interest expense	1,903	895	3,270	1,444
Depreciation	603	499	1,272	933
Amortization	1,226	277	2,301	449
Provision for income tax expense	3,803	3,163	5,686	5,039

EBITDA (1)	12,880	9,293	20,522	14,957

Adjustments:
Stock compensation (2)	300	102	589	360
Duplicate rent(3)	371	184	718	184

Adjusted EBITDA (1)	$13,551	$9,579	$21,829	$15,501

1. We are presenting EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of EBITDA and Adjusted EBITDA as performance measures permits a comparative assessment of our operating performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2. Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock to our key employees and our independent directors.

3. Represents rent expense and other facility costs, including utilities and insurance, incurred on the renovation and expansion of our Bronx, NY distribution facility while we are unable to use the facility.

THE CHEFS’ WAREHOUSE, INC.

RECONCILIATION OF MODIFIED PRO FORMA NET INCOME TO NET INCOME

THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 28, 2013 AND JUNE 29, 2012

(unaudited; in thousands except share amounts and per share data)

Adjustments to Reconcile Modified Pro Forma Net Income to Net Income (1)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 28, 2013	June 29, 2012	June 28, 2013	June 29, 2012
Net Income Available to Common Stockholders	$5,345	$4,459	$7,993	$7,092
Duplicate Rent (2)	371	184	718	184
Write-off (adjustment) of Deferred Financing Fees (3)	(134)	237	(134)	237
Tax Effect Adjustments (4)	(98)	(175)	(242)	(175)

Total Adjustments	139	246	342	246

Modified Pro Forma Net Income Available to Common Stockholders	$5,484	$4,705	$8,335	$7,338

Diluted Earnings per Share—Modified Pro Forma	$0.26	$0.23	$0.40	$0.35
Diluted Shares Outstanding—Modified Pro Forma (5)	21,018,602	20,884,977	21,006,260	20,876,995

1. We are presenting modified pro forma net income available to common stockholders and modified pro forma EPS, which are not measurements determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income available to common stockholders, provide a more complete understanding of our business than could be obtained absent this disclosure. We use modified pro forma net income available to common stockholders and modified pro forma EPS, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of modified pro forma net income available to common stockholders and modified pro forma EPS as performance measures permits a comparative assessment of our operating performance relative to our performance based upon our GAAP results while isolating the effects of items that vary from period to period without any correlation to core operating performance.

2. Represents rent expense and other facility costs, including utilities and insurance, incurred on the renovation and expansion of our Bronx, NY distribution facility while we are unable to use the facility.

3. Represents write-off (adjustment) of deferred financing fees in connection with the refinancing of our senior secured credit facilities in April 2012.

4. Represents the tax impact of adjustments 2 and 3 above.

5. Represents diluted shares outstanding of our common stock.

THE CHEFS’ WAREHOUSE, INC.

2013 FULLY DILUTED EPS GUIDANCE RECONCILIATION TO 2013 MODIFIED PRO FORMA

FULLY DILUTED EPS GUIDANCE(1)

	Low-End Guidance	High-End Guidance
Net income per diluted share	0.86	0.94
Duplicate facility rent(2)	0.04	0.04
Modified pro forma net income per diluted share	0.90	0.98

1. Guidance is based upon an estimated effective tax rate of 41.5% and an estimated fully diluted share count of 21.1 million shares.

2. Represents rent and other facility costs, including utilities and insurance, expected to be incurred in connection with the renovation and expansion of our Bronx, NY facility while we are unable to utilize the facility during construction.

THE CHEFS’ WAREHOUSE, INC.

RECONCILIATION OF ADJUSTED EBITDA GUIDANCE FOR FISCAL 2013

(unaudited; in thousands)

	Low-End Guidance	High-End Guidance
Net Income:	$18,000	$19,800
Provision for income tax expense	12,700	14,000
Depreciation & amortization	6,200	7,000
Interest expense	7,000	7,500

EBITDA (1)	43,900	48,300

Adjustments:
Stock compensation (2)	1,100	1,200
Duplicate rent(3)	1,500	1,500

Adjusted EBITDA (1)	$46,500	$51,000

1. We are presenting EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of EBITDA and Adjusted EBITDA as performance measures permits a comparative assessment of our operating performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2. Represents non-cash stock compensation expense expected to be incurred in connection with awards of restricted shares of our common stock to our key employees and our independent directors.

3. Represents rent expense and other facility costs, including utilities and insurance, expected to be incurred on the renovation and expansion of our Bronx, NY distribution facility while we are unable to use the facility.